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[LOGO OF KPMG]

Peat Marwick LLP
                                                                      Exhibit 11


Peat Marwick Plaza
303 East Wacker Drive
Chicago, Il 60601-9973


                      CONSENT OF INDEPENDENT AUDITORS


The Board of Trustees and Shareholders
 Horace Mann Mutual Funds:

We consent to the use of our report included herein and to the reference to our Firm under the heading "Other Services -- Independent Auditors" in the Statement of Additional Information.

Chicago, Illinois

March 19, 1998